Exhibit 99.3
First Quarter Fiscal Year 2008 Results and Conference Call

Forward-looking Statements This presentation contains forward-looking statements which may be identified by the context of the statement, and generally arise when Centex is discussing its beliefs, estimates or expectations. Such statements include projections, forecasts, and plans and objectives of management for future operations and operating and financial performance, as well as any related assumptions. These statements are not historical facts or guarantees of future performance but instead represent only Centex's belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex's control. Actual results and outcomes may differ materially from what is expressed or forecast in such statements. These risks and uncertainties are described in greater detail in Centex's most recent Annual Report on Form 10^K for the fiscal year ended March 31, 2007 (including under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), as well as recent reports on Form 8-K, which are on file with the SEC and may be obtained free of charge through the web site maintained by the SEC at http://www.sec.gov. The factors discussed in these reports include, but are not limited to, changes in national or regional economic or business conditions, including employment levels and interest rates, competition, customer cancellations, shortages or price changes in raw materials or labor, and other factors that could affect demand for our homes or mortgage loans or the profitability of our operations. All forward-looking statements made in this presentation are made as of the date hereof, and the risk that actual results will differ materially from the expectations expressed in this presentation will increase with the passage of time. Centex makes no commitment, and disclaims any duty, to update or revise any forward-looking statement to reflect future events or changes in Centex's expectations.

Market remains difficult, but Centex is well-positioned Early action improves current position Geographic diversity is a strength Strong balance sheet Experienced leadership Recent cancellation rates trending down

Near-term goals Sell homes, minimize inventory Structure for profitability Generate cash and enhance balance-sheet flexibility Aggressively attack costs

Positioning for the future Gain strength and share in those markets that will provide the best returns Turn assets faster Consistently generate cash Generate higher returns Apply world-class manufacturing disciplines Achieve sustainably lower cost structure

First quarter commentary Sales rates still choppy June sales per neighborhood was 3rd best of last 12 months April and May were more difficult Continued to reduce supply of land and unsold inventory Total lots owned and controlled now at Sept 2003 levels Unsold inventory down 27% from last summer's peak Cancellation rate fell for 2nd consecutive quarter and was down year-over-year for first time in 10 quarters Homebuilding was profitable before impairments

Q1 Homebuilding Operations Revenues down 32% to $1.80 billion Closings down 27% to 6,095 homes Average selling price decreased 5.5% to $291,179 Sales incentives and discounts reduced margins Discounts and incentives up 400 bps Housing gross margin 16.5% Backlog 6,474 sales (orders), down 22% 11,030 units, down 36% $3.2 billion, down 44%

East 1,282 -17% 1,119 -32% Southeast 743 -27% 716 -40% Central 973 -26% 868 -34% Texas 1,435 -22% 1,400 -7% Northwest 914 -20% 987 -9% Southwest 1,097 -17% 895 -34% Other 30 -55% 110 -43% Total 6,474 -22% 6,095 -27% Homebuilding: Q1 Sales and Closings Sales % Chg Closings % Chg For the Quarter Ended June 30, 2007

Cost reductions and cash flow Homebuilding SG&A reduced by 20% or almost $80 million year-over year Overhead per closing held even with last year Pursuing an advantaged cost structure Simplifying, standardizing, centralizing Expect to generate about $750 million in cash flow from operations for the full year

Key Messages Market conditions remain difficult Focused on the fundamentals Today's actions will enhance future results

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